UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

MOBILE LADS CORP.

(Exact name of registrant as specified in charter)

Nevada	333-189723	42-1774611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3370 NE 190th Street, Suite 3815 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

1-800-470-9216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 28, 2015, Mobile Lads Corp. (the “Company”) appointed Muhammad Afzal Khan as a Director and Director of Business Development.  Mr. Khan’s appointment brings the number of directors sitting on the Company’s Board of Directors to 3.  From 2006 to Present, Mr. Khan has been the CEO and Managing Director of Intertrade Limited, a private UAE Company.  From 2015 to Present, Mr. Khan has been a director of Intertrade Solutions Inc. and Intertrade Mobile Inc., both private Canadian companies.  From 2015 to Present, Mr. Khan has been an Executive Board Member of Renobank PLC, a private Turkish company.  From 2015 to Present, Mr. Khan has been an Executive Board Member of GT Dollar Pte. Ltd., a private Singaporean company.

Mr. Khan will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Khan and any other person pursuant to which he was selected as a Director or officer.  There are no family relationship between Mr. Khan and any of our officers or directors.  During the past five years, Mr. Khan has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE LADS CORP.
Date: September 10, 2015	By:	/s/ Michael Anthony Paul
Michael Anthony Paul, President & C.E.O.